Exhibit 99.1

Dreams, Inc. Announces Six Months and Quarterly Financial Results

Six month revenue increased 40% to $23.1 million

Quarterly revenue increased 47% to $12.6 million

PLANTATION, FL, November 14, 2007 – Dreams, Inc. (AMEX:DRJ) announced today its six-month and quarterly financial results for the period ending September 30, 2007. For the six-months ended September 30, 2007, Dreams, Inc.’s (“Dreams”) total revenues increased 40% to $23.1 million, versus $16.5 million reported for the six months ended September 30, 2006. For the quarter, revenues rose 47% to $12.6 million compared to $8.6 million in the same quarter last year. Net losses for the six months ended September 30, 2007 were $1.6 million, versus $655,000 in net losses for the same period in 2006. Net losses for the quarter ended September 30, 2007 were $784,000, versus $302,000 in net losses for the same quarter last year.

Chief Executive Officer Ross Tannenbaum commented:

“As we continue to move toward our objective of being a profitable company in each and every quarter, the nominal losses sustained for the six months ended September 30, 2007, fell within our internal budgets. We are on target to achieve our projected financial goals of $56 million in revenues and $1.4 million in net income for the nine-months ending December 31, 2007. Our historical business model generates a greater portion of our annual revenues and profits in the all important holiday quarter (Oct. – Dec.). We were pleased to continue to experience meaningful revenue growth from our retail segment, comprised of on-line and brick & mortar sales. Retail revenues enjoyed a 78% increase and 70% increase, respectively, for the six and three-month periods versus the same periods in 2006. These increases were driven by adding additional Field of Dreams® stores to the company-owned portfolio and incremental revenues being generated through FansEdge.com and the entire complement of our on-line properties.”

“Manufacturing and distribution revenue decreased 10% to $5.6 million in the six months ended September 30, 2007, versus $6.1 million during the same six months in 2006. This decrease is a result of more sales being provided to our own retail operations, which for accounting purposes are termed “inter company” and eliminated for reporting purposes. Revenues for this segment were $3.1 million for the three months ended September 30, 2007, versus $2.7 million for the same quarter last year. This 15% increase was partly attributable to our addition of the Schwartz Sports results for 2 months of this quarter”, concluded Tannenbaum.

Recent accomplishments were:

•	Our signing of World Series Superstars Jacoby Ellsbury, Kevin Youkilis and Matt Holiday to exclusive autograph deals through Mounted Memories.

•	Our signing of Superstar Chicago Bears linebacker Brian Urlacher to a multi-year, exclusive autograph deal through Mounted Memories and Schwartz Sports.

•	Our acquisition of the premier collectibles show in the industry, when we purchased the Chicago Sun-Times Collectible Shows from Sportsnews Productions, Inc.

•	Our hiring of Jon Steinberg, former ten-year Director of Retail Marketing for Major League Baseball Properties, to become a V.P. of Business Development for Dreams Retail operations.

•	Our acquisition of Schwartz Sports, a Chicago based sports memorabilia company providing authentic autographed items from all professional sporting teams and players.

DREAMS, INC. trades under the ticker symbol “DRJ” on the American Stock Exchange.

Dreams, Inc. Investor Relations Contact Info:

David M. Greene, Senior Vice-President

Phone: 954-377-0002

Fax: 954-475-8785

dgreene@dreamscorp.com

Public Relations for Dreams Inc.:

Boardroom Communications

Caren Berg or Jennifer Clarin

Phone: (954) 370-8999, Fax: (954) 370-8892

Email: caren@boardroompr.com

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of Dreams, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services. Past performance is not indicative of future results. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.